Exhibit 99.1

August 8, 2019

We are pleased to report a summary of our operating results thus far for 2019. Consolidated net income for the quarter ended June 30, 2019 was $2.53 million, compared to $2.45 million for the same period in 2018. Year-to date net income was $5.15 million, as of June 30, 2019 compared to $5.20 million for the same period in 2018.

Improvement in interest income for the quarter and year-to-date is attributable to increased balances in loans and investments coupled with modest increases in yield on those assets. Competition for customer deposits remains strong as they continue to seek higher rates on their deposit monies. Competition along with branching into new markets has resulted in higher balances but also has almost doubled the amount of interest expense compared to a year ago. Although expected, we have seen increases in noninterest expense categories as a result of our branch expansion efforts and other initiatives during 2019.

Total assets increased $56.3 million, or 7.8% to $773.9 million as of June 30, 2019, driven by loan growth of 5.7%, or $33.2 million. Balance sheet growth was funded using a combination of core deposit growth and wholesale funding. Total deposits reached $652.8 million as of June 30, 2019 compared to $578.9 million a year ago, or growth of 12.8%. The Company had total capital of $68.7 million with a book value per share of $15.38 as of June 30, 2019 compared to $60.1 million and $13.46 per share as of June 30, 2018.

Projects for 2019 have been abundant. Last year at this time we were opening a full service branch located in Berlin, VT, the first of three branch openings in 2018 and 2019. Since that opening we have opened a full service branch in Jericho, VT, and by the time you read this letter we will have opened a full service branch in Williston, VT. The Williston location is a two story building that allows us to move our South Burlington loan production office to the second floor and also provide a rental space from which to generate rental income. We are excited about our first full service branches located in Vermont’s most populous county. In addition to the full service branches we opened a loan production office in North Conway, NH and have started a couple infrastructure improvements with a full computer replacement for all of our locations which will include upgrades for our internal operating systems.

We continue to monitor our region’s economy and of late have been looking for signs of weakness. Thus far we see signs of strength in most sectors. The travel and tourism industry had an excellent winter and so far the summer season appears to be equally strong. Home construction is busy resulting in solid application volume for residential construction loans. Home sales are also very strong throughout our region which is helping us generate a high volume of residential loans, which are also fueled by low interest rates. We are up about 20% in volume in 2019 compared to last year. The challenges of the current economic climate are finding qualified staff and finding affordable housing for home buyers and renters. Still, the regional economic outlook appears to be favorable.

We are pleased with the results for the first half of the year and wish to inform you that on July 17, 2019, the Board of Directors declared a cash dividend of $0.31 payable August 8, 2019 to shareholders of record as of July 29, 2019. Please find your dividend check or advice of remittance enclosed.

Sincerely

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	JUNE 30, 2019	JUNE 30, 2018	JUNE 30, 2019		JUNE 30, 2018	JUNE 30, 2019	JUNE 30, 2018	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(6 months ended)
								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$4,285	$4,236	Interest Income	$8,923	$7,943	$17,577	$15,514
								Dawn D. Bugbee	John H. Steel - Secretary
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	21,404	9,610	Interest Expense	1,401	731	2,631	1,378	Nancy C. Putnam
			Net Interest Income	7,522	7,212	14,946	14,136	David S. Silverman
Interest Bearing Deposits in Banks	7,311	9,996						John H. Steel
			Provision for Loan Losses	150	150	200	150	Schuyler W. Sweet
Investment Securities	80,568	70,102	Net Interest Income After Provision for Loan Losses	7,372	7,062	14,746	13,986	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	8,983	5,424
			Trust Income	183	191	351	384	DIRECTORS
Loans, net	606,474	575,922	Noninterest Income	2,269	1,961	4,271	4,239	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(5,676)	(5,553)	Noninterest Expenses:					Joel S. Bourassa	Stanley T. Fillion - Northern NH
			Salaries & Wages	2,903	2,614	5,701	5,263	Steven J. Bourgeois	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	21,259	15,172						Dawn D. Bugbee	John M. Goodrich - St. Johnsbury
			Employee Benefits	1,058	1,197	2,054	2,155	John M. Goodrich	Christopher M. Knapp - Northern NH
Accrued Interest & other Assets	29,280	32,736						Nancy C. Putnam	Coleen K. Kohaut - St. Albans
								David S. Silverman	Justin P. Lavely - St. Johnsbury
Total Assets	$773,888	$717,645	Occupancy Expense, net	421	336	859	731	John H. Steel	Daniel J. Luneau - St. Albans
								Schuyler W. Sweet	Mary K. Parent - St. Johnsbury
			Equipment Expense	565	511	1,139	1,046		Samuel H. Ruggiano - St. Albans
									David S. Silverman - All
			Other Expenses	1,860	1,648	3,567	3,235		Schuyler W. Sweet - Northern NH
								Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	JUNE 30, 2019	JUNE 30, 2018	Total	6,807	6,306	13,320	12,430

			Income Before Taxes	3,017	2,908	6,048	6,179	VERMONT
Noninterest Bearing Deposits	$128,010	$110,984
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	365,645	360,582	Income Tax Expense	487	458	897	982	Danville	421 Route 2 East	802.684.2211
								Fairfax	Jct. Routes 104 & 128	802.849.2600
Time Deposits	159,145	107,321	Net income	$2,530	$2,450	$5,151	$5,197	Hardwick	103 VT Route 15 West	802.472.8100
								Jeffersonville	5062 VT Route 15	802.644.6600
Borrowed Funds	42,381	69,039	Earnings per share	$0.56	$0.54	$1.15	$1.16	Jericho	368 VT Route 15	802.899.7500
								Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	9,971	9,610	Book Value Per Share			$15.38	$13.46	Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,890	9,882							65 Northgate Plaza	802.888.6860
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	1,020	850						St. Johnsbury	364 Railroad Street	802.748.3131
Retained Earnings									325 Portland Street	802.748.3121
	61,292	59,715						S. Burlington	Loan Center
Accumulated Other Comprehensive Loss	722	(6,260)							30 Kimball Avenue	802.865.1000
								Stowe	47 Park Street	802.253.6600
								Williston	31 Market St	802.878.7900
Treasury Stock at Cost	(4,188)	(4,078)
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$773,888	$717,645						Groveton	3 State Street	603.636.1611
Standby letters of credit were $2,078,000 at June 30, 2019 and 2018.								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408
								N. Woodstock	155 Main Street	603.745.2488